Exhibit 99.1

To Our Stockholders,

In fiscal year 2013, Broadridge’s revenues increased 6% to $2.4 billion, while our recurring revenues grew by 4%. Event-driven and related distribution revenues had a positive impact on our financial results, driven by supplemental prospectus and mutual fund proxy activity. Despite the uplift we received from event-driven revenues this year, we are focused on growing recurring revenue and are not relying on event-driven activity to power our growth in future years.

Our Non-GAAP net earnings from continuing operations increased approximately 11% to $236 million, driven primarily by higher revenues and our continued focus on cost containment. These earnings produced record Non-GAAP diluted earnings per share from continuing operations of $1.88.

Recurring revenue closed sales continued to be a significant factor in our financial results and were up to a record high of approximately $121 million. Our closed sales results included a large transaction we entered into as a result of our strategic alliance with Accenture plc. For the second consecutive year, we closed over $100 million in recurring revenue sales attributable to deals with expected revenues of less than $5 million each. Our emerging and acquired product portfolio contributed significantly to this performance, and has helped Broadridge manage through the financial crisis and find new growth.

With both our Investor Communication Solutions and Securities Processing Solutions segments well positioned, I am confident in achieving our top and bottom line growth guidance in fiscal year 2014. We anticipate overall revenue growth of 2% to 4% and recurring revenue growth of 5% to 7%. As a result, our fiscal year 2014 Non-GAAP earnings per share guidance is $2.00 to $2.10, an increase of 6% to 12% over our fiscal year 2013 results.

Businesses and Strategy

Big changes continue at financial services firms globally. They face massive regulatory compliance challenges, increased competition, rising costs, pressure to transform their operations, and significant shifts in how their clients want to receive communications.

As we have for more than 50 years, we are helping our clients to successfully manage through change, which is creating considerable growth opportunities for us. We are strengthening an already resilient business with more products that address increasingly complex customer needs.

Our runway for growth is long. Core recurring fee revenues continue to have solid growth, and our sales pipeline remains robust. The momentum built this past year is real and sustainable.

Looking ahead, we have a clear and executable strategy focused on the digital transformation of investor communications, the mutualization of duplicative, non-differentiating industry costs, and providing our clients with intelligence by structuring and analyzing the enormous amount of data that we process across our businesses. These trends are set to deliver promising new growth opportunities for our associates, unique value for our clients and attractive long-term total stockholder returns.

Digital Transformation

From proxy and regulatory communications to client and marketing communications, our investor communication solutions have a strong market position with the potential for continued growth. This past fiscal year, we processed approximately two billion communications and distributions to investors. Through our proxy services, we processed approximately 85% of the outstanding shares in the United States, and 95% of those shares were voted electronically by means of Broadridge’s digital platforms for institutional investors, individual investors and vote agents.

Broadridge is leading the revolution to redefine how broker-dealers, banks and corporate issuers communicate with investors. Today, financial services firms spend an estimated $20 billion on the printing and distribution of paper-based customer communications. Just as we did through our proxy services, Broadridge is creating significant efficiencies by digitizing other communications to reduce unnecessary fixed costs while also creating the opportunity for more engaging communications for investors.

Solutions such as Broadridge Fluent are transforming our clients’ static documents into digital communications that can be delivered through a broker’s customers’ preferred channel. Broadridge is uniquely differentiated to help our clients enhance their customers’ experience and deliver critical financial communications to the right people at the right time, while helping our clients comply with ever-changing regulations.

My confidence in Fluent was further strengthened this past year when one of the top global investment banks contracted with Broadridge to have our Fluent solution transform their client communications.

Mutualizing Costs

On the securities processing side, some of the most profound operational transformations are taking place in the back office. Broker-dealers and banks are rethinking their operating models and seeking ways to mutualize duplicative costs as they adapt to increasing regulations, competitive pressures and high fixed costs.

This is a critical shift. The traditional boundaries of collaboration with external partners are expanding as firms look to adapt and grow. This is creating more interest for our technology, global infrastructure and securities processing solutions. This year, our securities processing platforms grew to process on average over $5 trillion of fixed income and equity trades daily and we still have great opportunity to scale and grow. Additionally, our mutual fund trading platform reached over $200 billion in assets under administration this year.

I am confident that international markets will contribute to our growth. As a testament, this year we announced a strategic alliance with Accenture to launch Accenture Post-Trade Processing, which is powered by Broadridge’s technology. This is a terrific illustration of cost mutualization.

This new solution will help investment banks operating in Europe, Asia, Australia and the Middle East to significantly reduce fixed post-trade processing costs and to adapt to new regulations and technologies, enabling them quickly and efficiently to launch new products and enter new markets. By mutualizing processes and costs across multiple institutions, we will help clients free-up capital to put toward new growth initiatives.

Our strategic alliance with Accenture is important to our growth strategy. Thousands of Accenture professionals work shoulder-to-shoulder with financial services clients around the world every day, and Accenture has relationships with virtually every C-suite leader in Europe and Asia.

Our alliance with Accenture represents a meaningful opportunity to accelerate the adoption of the Post-Trade Processing solution and, in turn, presents a unique opportunity to grow Broadridge’s rock-solid technology, which has become an industry standard. Société Générale’s Corporate and Investment Banking Division has already signed on as the first client of our joint Accenture Post-Trade Processing solution, beyond the business process outsourcing solutions that Broadridge already provides for Société Générale in the United States.

Additionally, we announced in June that Bloomberg Tradebook implemented Broadridge’s business process outsourcing solution to power United States equities clearing and settlement services for its institutional clients. Broadridge is helping Bloomberg Tradebook to minimize technology and overhead costs while helping it to provide its clients with a convenient and efficient service model that supports the entire lifecycle of a trade.

Intelligence from Data

Broadridge processes a wealth of data through its platforms and network. Last year, we processed ballots representing 600 billion shares in connection with approximately 12,000 annual stockholder meetings. We also track 90% of all long-term mutual fund assets and 95% of all ETF assets through our relationships with nine of the top 10 retirement providers and 24 of the top 40 variable annuity providers, as measured by assets under management.

With the encouragement of our clients, we are leveraging our powerful data solutions to anonymize, structure and analyze this data to transform it into business intelligence for our clients. A great example of this is the ProxyPulse Report. In collaboration with PwC’s Center for Board Governance, Broadridge created the ProxyPulse Report by analyzing voting trends and results during the proxy season as stockholder meetings unfolded. Together, we are providing fact-based insights to directors and company officers on key corporate governance issues and helping them to benchmark and more proactively manage their communications with their shareholders.

Our strategic tuck-in acquisition of Bonaire Software Solutions this year is yet another step in our strategy to build a leading suite of data-driven solutions to help financial firms grow their businesses, operate efficiently and minimize risk. The Bonaire acquisition addresses a growing global market for innovative solutions to meet our clients’ increased regulatory and compliance demands at a critical time when scrutiny of investment management fees is rising. This added capability will enhance our offering and help to create the transparency firms need for accurate forecasting, return on investment analysis and defined processes for managing and auditing their fee arrangements.

Broadridge’s data solutions are creating additional growth opportunities that we are aggressively pursuing.

Service Profit Chain: Broadridge’s Foundation

The Service Profit Chain is the foundation of our success. Broadridge invests in its 6,400 associates worldwide because they produce outstanding results for our clients, and their achievements translate into great returns for our stockholders.

Broadridge associates globally earn our clients’ confidence every day by delivering real business value through leading technology-driven solutions that set the standard for the financial services industry. Our extraordinary client revenue retention rate of 99% reflects the value that we deliver.

This is more than just a corporate statement. Our response during Superstorm Sandy, which significantly impacted the East Coast of the United States last October, demonstrated that Broadridge always delivers. Collectively, our associates worked tirelessly before, during and after the storm to ensure that it was “business as usual” for our clients – processing every trade, sending every confirmation, delivering every prospectus and proxy, and performing the myriad of services that are so critical to the functioning of the financial services industry.

Broadridge’s performance during that difficult time vividly demonstrated the strengths of our organization: our unique culture, our global footprint, our redundant infrastructure, and, of course, our proven commitment to perform for our clients and financial market stakeholders.

The commitment of our associates is what makes Broadridge a great place to work. I am proud to note that Broadridge was named a “Top 20 Best Company to Work For in the State of New York” for the sixth consecutive year, was recognized as a “Great Place to Work in India” this year, and was named one of the “2013 Best Workplaces in Canada” by the Great Place to Work® Institute Canada for the fifth consecutive year.

Our commitment to equality is unwavering. Broadridge was named a “Best Place to Work for LGBT Equality” and received a 100 rating on the Corporate Equality Index from the Human Rights Campaign in recognition of our commitment to foster a highly diverse and inclusive workplace environment. Being a great place to work engages associates to exceed our clients’ expectations, which leads to strong long-term results for our stockholders. It works! It’s that simple!

Capital Stewardship

Responsible stewardship of our investors’ cash is one of my most important priorities. We take great responsibility for safeguarding our stockholders’ trust in Broadridge and are committed to paying meaningful dividends and investing in our business.

We generated free cash flow of $220 million during fiscal year 2013 and have taken significant actions to maximize the value of that cash, including giving it back to you. In fiscal year 2013, we returned a total of $313 million to our stockholders in the form of $86 million in cash dividends and $227 million in share repurchases.

Our 2013 annual dividend rate of $0.72 per share was a 13% increase in the annual dividend rate from 2012. This past August, our Board of Directors again increased the annual dividend amount by approximately 17% to $0.84 per share. This is the sixth consecutive year we have increased our dividend payout, which has grown at a CAGR of 23% since our first full year of dividend payments in 2008.

Our strong cash flow generating capabilities enable us to opportunistically repurchase our shares to offset equity dilution and reduce share count. We repurchased approximately 7% of our outstanding diluted shares during the fiscal year. This translates into repurchasing approximately 9 million shares of our outstanding common stock at an average price of $24.52 per share.

As I’ve previously stated, we believe it is in the best interest of our stockholders to maintain our investment grade credit rating. The rating is important to our clients and underscores a rock-solid balance sheet that affords us the financial flexibility to execute our priorities of paying a meaningful dividend, investing in new product development and strategically acquiring tuck-in businesses.

Our Journey

This past year, in the face of continued market challenges, we produced both record earnings per share and record recurring revenue closed sales performance. We continued to invest in our core businesses and expand into new attractive markets. And we increased our already high levels of client satisfaction.

Associate satisfaction and associate engagement are driven by our values and the belief that it is our associates that earn the trust and confidence of our clients. At Broadridge, we passionately believe that we must always do the right thing, promote fairness in the workplace by promoting diversity, and lead courageously and ethically.

Broadridge is at the forefront of change and innovation for our clients. We are leading the transformation of how financial services firms communicate with shareholders and their customers, run their operations more effectively and efficiently, gain insight from data to create growth, and manage through the challenges created by the changing regulatory landscape.

This is a journey, and one that we expect will produce top quartile total shareholder returns. I believe strongly that we are traveling on the right path and are well positioned to further build on our rock-solid foundation. We are enhancing our products and services, continuing to address and fulfill the evolving needs of both our clients and the industry, and increasing the strength of our brand.

In short, we’ve built a scalable, differentiated and sustainable business that delivers critical services to the global capital markets.

I want to thank our associates, clients, and stockholders for the trust that they have placed in Broadridge. I am confident in our ability to execute the significant opportunities that Broadridge is uniquely positioned to pursue as we play a leading role in helping our clients to transform and grow.

Rich Daly

Chief Executive Officer

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